================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Metropolitan Financial Corp.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                   [METROPOLITAN FINANCIAL CORP. LETTERHEAD]


                                                                  March 16, 1998



Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Shareholders of Metropolitan Financial Corp., which will be held at our executive offices, 6001 Landerhaven Drive, Mayfield Heights, Ohio, at 9:00 a.m., local time, on Tuesday, April 28, 1998.

        All holders of record of shares of Common Stock of Metropolitan Financial Corp. as of March 2, 1998, are entitled to vote at the 1998 Annual Meeting.

        As described in the accompanying Notice and Proxy Statement, you will be asked to vote on the election of four directors for three-year terms expiring in 2001, to approve the Metropolitan Financial Corp. 1997 Stock Option Plan, and to ratify the appointment of independent auditors for 1998.

        The accompanying Notice and Proxy Statement and the Annual Report for the year ended December 31, 1997, are being mailed to shareholders on or about March 16, 1998.

        Your vote is very important, regardless of the number of shares you own. I urge you to complete, sign, and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the 1998 Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Thank you for your consideration of these matters and please vote today.

                                      Sincerely,


                                      /s/ ROBERT M. KAYE
                                      ROBERT M. KAYE
                                      Chairman of the Board

                   [METROPOLITAN FINANCIAL CORP. LETTERHEAD]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1998




        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Metropolitan Financial Corp. will be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio, on Tuesday, April 28, 1998, at 9:00 a.m., local time, for the following purposes:

        1. To elect four directors to serve for three-year terms expiring in 2001.

        2.     To approve the Metropolitan Financial Corp. 1997 Stock Option
               Plan.

        3. To ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan Financial Corp.'s independent auditors for the fiscal year ending December 31, 1998.

        4. To transact such other business as may properly come before the 1998 Annual Meeting or any postponement or adjournment thereof.

        The Board of Directors has selected March 2, 1998, as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the 1998 Annual Meeting or any postponement or adjournment thereof.


                                        By Order of the Board of Directors


                                        /s/ MALVIN E. BANK
                                        MALVIN E. BANK
                                        Secretary

March 16, 1998

                   [METROPOLITAN FINANCIAL CORP. LETTERHEAD]


                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

        This Proxy Statement is furnished to shareholders of Metropolitan Financial Corp. ("Metropolitan" or the "Corporation") in connection with the solicitation on behalf of the Corporation's Board of Directors of proxies to be voted at the 1998 Annual Meeting of Shareholders of Metropolitan (the "1998 Annual Meeting") to be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio on Tuesday, April 28, 1998, and at any postponement or adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 16, 1998.

        The Board of Directors of Metropolitan has selected March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the 1998 Annual Meeting (the "Record Date"). A total of 7,051,270 shares of Common Stock, without par value, of the Corporation (the "Common Shares"), were outstanding at the close of business on the Record Date. The common shares outstanding reflect the Corporation's completion, on December 10, 1997, of a two-for-one stock split in the form of a stock dividend to shareholders of record as of November 24, 1997. Shareholders will be entitled to cast one vote for each Common Share held by them of record at the close of business on the Record Date on each matter to be considered at the 1998 Annual Meeting.

                              ELECTION OF DIRECTORS

        In accordance with Metropolitan's Amended and Restated Code of Regulations (the "Regulations"), the Board of Directors has established the size of the Board at 11 members, divided into two classes of four members and one class of three members. The terms of the three classes as of the 1998 Annual Meeting will expire in 1999, 2000 and 2001, respectively. Proxies solicited by the Board of Directors will be voted for each of the nominees listed below unless the shareholder specifies otherwise in the proxy. At the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

        Four nominees for terms expiring in 2001 are listed below. Each of the nominees is currently a director of the Corporation, and each has indicated his or her willingness to serve if reelected. If any nominee becomes unable to accept nomination or election, the proxy cards (unless a contrary specification is properly made on the proxy card) will be voted for the election of such other person, if any, as shall be recommended by the Board of Directors or for holding a vacancy to be filled by the Board at a later date.

        The following table sets forth the names of and certain information, including any positions held with Metropolitan Savings Bank of Cleveland (the "Bank"), a wholly-owned subsidiary of the Corporation, with respect to the four nominees for director and directors whose term of office will continue after the 1998 Annual Meeting. All persons who serve as directors of the Corporation also serve as directors of the Bank.


                                                            FOR TERM        POSITIONS CURRENTLY HELD
NOMINEES FOR DIRECTOR           AGE        DIRECTOR            TO             WITH METROPOLITAN AND
---------------------           ---         SINCE            EXPIRE             THE BANK
                                            -----            ------      ----------------------------

Ralph D. Ketchum                71           1991             2001       Director of Metropolitan and the
                                                                         Bank

James A. Karman                 60           1992             2001       Director of Metropolitan and the Bank

Robert R. Broadbent             76           1992             2001       Director of Metropolitan and the Bank

Marjorie M. Carlson             57           1994             2001       Director of Metropolitan and the Bank


                                                                            POSITIONS CURRENTLY HELD
                                           DIRECTOR           TERM            WITH METROPOLITAN AND
CONTINUING DIRECTORS            AGE         SINCE           EXPIRING            THE BANK
--------------------            ---         -----           --------        -------------------------

Robert M. Kaye                  61           1987             1999       Chairman of Metropolitan and Chairman of
                                                                         the Bank



David G. Lodge                  58           1991             1999       President, Assistant Secretary, Assistant
                                                                         Treasurer and Director of Metropolitan
                                                                         and President and Director of the Bank



Malvin E. Bank                  67           1991             1999       Secretary, Assistant Treasurer and
                                                                         Director of Metropolitan and Secretary
                                                                         and Director of the Bank



David P. Miller                 65           1992             1999       Treasurer, Assistant Secretary and
                                                                         Director of Metropolitan and Director of
                                                                         the Bank



Lois K. Goodman                 64           1994             2000       Director of Metropolitan and the
                                                                         Bank



Marguerite B. Humphrey          56           1994             2000       Director of Metropolitan and the Bank



Alfonse M. Mattia               56           1996             2000       Director of Metropolitan and the Bank
------------------




         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

        During the past five years, the business experience of each of the directors and executive officers has been as follows:

NOMINEES

        Mr. Ketchum has served as a Director of Metropolitan and the Bank since 1991. Since 1987, Mr. Ketchum has been President of RDK Capital Inc., a general partner in a partnership formed for the purposes of acquiring and managing companies serving the aircraft industry. Prior thereto, he was a Senior Vice President and Group Executive for the General Electric Company, Lighting Group. Mr. Ketchum is also a member of the Board of Directors of Oglebay Norton Company, Thomas Industries, Pacific Scientific and Lithium Technologies Corp.

        Mr. Karman has served as a Director of Metropolitan and the Bank since 1992. Mr. Karman has been affiliated with RPM, Inc. since 1963, and in 1978 he became President of RPM, Inc., a manufacturer of protective coatings, sealants and specialty chemicals. Mr. Karman serves as a member of the Board of Directors of RPM, Inc., McDonald & Company Investments, Inc., A. Schulman, Inc. and Shiloh Industries, Inc. Mr. Karman also serves as a member of the Board of Trustees of the Musical Arts Association, the Boys & Girls Club of Cleveland, Hiram College and Boys Hope, and is a member of the Corporate Council, Cleveland Museum of Art.

        Mr. Broadbent has served as a Director of Metropolitan and the Bank since 1992. From 1984 to 1989, Mr. Broadbent served as Chairman and Chief Executive Officer of The Higbee Company, a Cleveland-based clothing and housewares retailer. Mr. Broadbent served as the Chairman of the Rock and Roll Hall of Fame Museum, Inc. until May 1994 and is now on the advisory board. Mr. Broadbent also serves as a Director of PICO Holding, Inc., as well as a Trustee of the Murphy Foundation.

        Ms. Carlson has served as a Director of Metropolitan and the Bank since 1994. She also is the Director of Development for the Cleveland Foundation. Ms. Carlson is a member of the Board of Trustees of the College of Wooster, the Musical Arts Association, the Playhouse Square Foundation, and is a Director of the National Committee on Planned Giving.

CONTINUING DIRECTORS

        Mr. Kaye has served as Chairman and Chief Executive Officer of Metropolitan and the Bank since 1987. He has also served as President of Planned Residential Communities, Inc. since 1960. Planned Residential Communities, Inc. is actively engaged in every aspect of multifamily housing from new construction and rehabilitation to acquisition and management. Mr. Kaye serves as a member of the Board of Directors of Community Bank of New Jersey. He has also been a member of the Corporate Council of the Cleveland Museum of Art since its inception in 1993 and has been a member of the Board of Trustees of the College of New Jersey since 1980 and of The Peddie School since 1988.

        Mr. Lodge joined Metropolitan in December 1988 as Executive Vice President. He has served as President of Metropolitan and the Bank since August 1991. Mr. Lodge has also served as Director of Metropolitan and the Bank since 1991 and as Assistant Secretary and Assistant Treasurer of Metropolitan since 1992. Mr. Lodge has served as a Director of University Circle Incorporated and Vocational Guidance Services since 1994 and became a member of the Board of Trustees of The Cleveland Playhouse in June 1995.

        Mr. Bank has served as a Director and as Secretary of Metropolitan and the Bank since 1991. Mr. Bank also serves as Assistant Treasurer of Metropolitan. Mr. Bank is a senior partner with the Cleveland law firm of Thompson Hine & Flory LLP. Mr. Bank also serves as a Director of Oglebay Norton Company. Mr. Bank also serves as a Trustee of Case Western Reserve University, Chagrin River Land Conservancy, Cleveland Center for Research in Child Development and numerous foundations.

        Mr. Miller has served as a Director of Metropolitan and the Bank since 1992. Mr. Miller also serves as Treasurer and Assistant Secretary of Metropolitan. Since 1986, Mr. Miller has been the Chairman and Chief Executive Officer of Columbia National Group, Inc., a Cleveland-based scrap and waste materials wholesaler and steel manufacturer. He is currently commissioner of the Ohio Lottery.

        Ms. Goodman has served as a Director of Metropolitan and the Bank since 1994. Since 1990, she has been President of the Work & Family Consulting Group, Inc., a consulting service for employers on managing working families. Ms. Goodman is also a member of the Board of Trustees for the Cleveland Opera, the Jewish Community Federation, Starting Point and Eldred Theater.

        Ms. Humphrey has served as a Director of Metropolitan and the Bank since 1994. Ms. Humphrey developed and implemented workshops for trustee education for the Cultural Arts Trustee Forum at the Cleveland Mandel Center from 1992 to 1995. She is a trustee for the American Symphony Orchestra League, the Cleveland Institute of Music, the Musical Arts Association, Rainbow Babies and Children's Hospital and the Cleveland Zoological Society.

        Mr. Mattia has served as a consultant to the Bank since 1987 and as a Director of Metropolitan and the Bank since 1996. Mr. Mattia is a CPA and a founding partner of Amper, Politziner & Mattia, a New Jersey-based accounting and consulting firm. Mr. Mattia serves on the Assurance Services Executive Committee of the AICPA and is co-Chairman of the Rutgers University Family Business Forum.

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

        Patrick W. Bevack, 51, has been Executive Vice President of the Bank since May 1992. Mr. Bevack became Treasurer and Assistant Secretary of the Bank in 1993. Prior to joining Metropolitan, Mr. Bevack was Executive Vice President of TransOhio Savings Bank.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Corporation has regular quarterly meetings and held four meetings in 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Corporation during the periods that he or she served in 1997.

        All persons who serve as directors of the Corporation also serve as directors of the Bank. The Board of Directors of the Bank has regular monthly meetings and held 12 meetings in 1997. The Board of Directors of the Bank has established various committees to whom certain responsibilities have been delegated, including an Audit Committee and a Compensation and Organization Committee. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank and meetings of committees of the Board of the Bank on which he or she served during 1997.

        The Compensation and Organization Committee of the Bank currently consists of Messrs. Ketchum (Chair), Kaye, Bank and Karman. The Compensation and Organization Committee is responsible for reviewing and recommending compensation with respect to Mr. Kaye and Mr. Lodge. The Compensation and Organization Committee held two meetings in 1997.

        The Audit Committee of the Bank consists of Messrs. Bank (Chair), Miller, Ketchum, Karman, Mattia and Broadbent and Ms. Humphrey. The Audit Committee makes recommendations to the Board of Directors as to the engagement of independent auditors to perform audit and non-audit services, reviews the scope and results of their services, oversees the internal audit function, and reviews the systems of internal control and audit with management and the independent auditors. The Audit Committee held four meetings in 1997.

        Neither Metropolitan nor the Bank has a standing nominating committee of the Board of Directors (or another standing committee performing similar functions). Metropolitan's Regulations provide that only persons nominated in accordance with the procedures set forth therein shall be eligible for election as directors. Shareholder nominations must be made pursuant to written notice received by the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including, (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of Metropolitan Common Shares that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer or employee of a depository institution or any company controlling a depository institution; (f) certain information relating to such person which would be required to be disclosed in a proxy statement; and (g) the written consent of such individual to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) the name and record address of such shareholder; (b) a representation that the shareholder is a holder of record of shares of Metropolitan entitled to vote at such meeting; (c) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons); and (d) the class and number of Metropolitan Common Shares beneficially owned by the nominating shareholder.

DIRECTOR COMPENSATION

        For their services as directors, each member of the Board of Directors of the Bank who is not an employee of Metropolitan or the Bank receives a monthly consulting fee of $1,000. The Chairman of the Board of the Bank and all other members of the Board of the Bank, who are not employees of Metropolitan or the Bank, receive a $500 attendance fee for each meeting of the Board attended. Members of the Board of Directors of Metropolitan receive no fees for their services as such.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation and Organization Committee of Metropolitan's Board of Directors consists of Messrs. Ketchum (Chair), Kaye, Bank, and Karman.

        Mr. Kaye, the Chairman of the Board, is the sole shareholder of Planned Residential Communities, Inc. which receives a $96,000 annual fee for employee benefit related services and multifamily property consulting services provided to Metropolitan.

        The law firm of Thompson Hine & Flory LLP, of which Malvin E. Bank is a partner, provided legal services to Metropolitan in 1997 and during the current fiscal year.

        Several of the directors and executive officers of Metropolitan purchased subordinated notes from Metropolitan during the Corporation's 1993 private offering of 10% subordinated notes maturing December 31, 2001 (the "1993 Subordinated Notes"). These purchases were made on the same terms and at the same prices offered to unaffiliated investors. Mr. Kaye holds $515,000 principal amount of 1993 Subordinated Notes and Mr. Ketchum holds $200,000 principal amount of 1993 Subordinated Notes.

CERTAIN TRANSACTIONS

        The accounting firm of Amper, Politziner & Mattia, of which Alfonse M. Mattia is a partner, provided tax services to Metropolitan in 1997 and during the current fiscal year.

        As noted above, several of the directors and executive officers of Metropolitan purchased 1993 Subordinated Notes from Metropolitan during the private offering of the 1993 Subordinated Notes. These purchases were made on the same terms and at the same prices offered to unaffiliated investors. Mr. Miller holds $200,000 principal amount of 1993 Subordinated Notes. In addition, the Metropolitan Savings Bank of Cleveland 401(k) Plan and the Planned Residential Communities Management Co. Inc. and Affiliates 401(k) Plan jointly own $400,000 principal amount of 1993 Subordinated Notes. The Amper, Politziner & Mattia Profit Sharing Trust, of which Alfonse M. Mattia is a trustee, holds $200,000 principal amount of 1993 Subordinated Notes.

        The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with Metropolitan's and the Bank's directors, officers, shareholders and associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and that do not involve more than the normal risk of collectability or present other unfavorable terms.

                APPROVAL OF METROPOLITAN'S 1997 STOCK OPTION PLAN


         On October 28, 1997, the Board of Directors of Metropolitan adopted, subject to the approval of Metropolitan's shareholders, the Metropolitan Financial Corp. 1997 Stock Option Plan (the "Plan"). The Plan is intended to encourage ownership of Metropolitan's Common Stock by officers and other key employees of Metropolitan, to encourage their continued employment with Metropolitan and to provide them with additional incentives to promote the development and financial success of Metropolitan. As of March 2, 1998, three executive officers and nine other key employees were eligible to participate in the Plan.

         The complete text of the Plan is attached as Exhibit A to this Proxy Statement. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.


NUMBER OF SHARES AUTHORIZED

         The maximum number of Common Shares that may be issued under the Plan is 650,000, subject to adjustments upon the occurrence of certain changes with respect to the Common Shares. On December 10, 1997, Metropolitan completed a two-for-one stock split in the form of a stock dividend to shareholders of record as of November 24, 1997, and the Committee accordingly adjusted the maximum number of Common Shares that may be issued under the Plan from 325,000 to 650,000.

TYPES OF OPTIONS

         The Plan provides for the grant of options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options) (collectively, "Options"). The number of Common Shares remaining available for grants of additional Options under the Plan at any particular time will be reduced, upon the granting of any Option, by the full number of Common Shares subject to that Option. If any Option for any reason expires or is terminated, in whole or in part, without the receipt by an employee of Common Shares (or the equivalent thereof in cash or other property), the Common Shares subject to that part of the Option that has so expired or terminated will again be available for the future grant of Options under the Plan.

PARTICIPANTS

         Grants of Options will be made by the Compensation and Organization Committee of the Board of Directors. Options may be granted to key employees of Metropolitan and its subsidiaries selected by the Compensation and Organization Committee, including executive officers named in the Summary Compensation Table. On October 28, 1997, the Committee authorized the nonqualified and incentive stock option grants shown in the new plan benefits table set forth below. All of the option grants are subject to shareholder approval of the adoption of the Plan.

                             NEW PLAN BENEFITS TABLE
                             -----------------------


                                                                                   NUMBER OF SHARES*
                                                                                   -----------------

NAME AND POSITION                                            NON-QUALIFIED STOCK OPTIONS              INCENTIVE STOCK OPTIONS
-----------------                                            ---------------------------              -----------------------

Robert M. Kaye, Chairman of the Board and Chief
Executive Officer                                                      300,000                                30,000

David G. Lodge, President, Assistant Treasurer and
Assistant Secretary                                                     20,000                                30,000

Patrick W. Bevack, Executive Vice President of the
Bank                                                                      -                                    2,000

Executive Group                                                        320,000                                62,000

Non-Executive Director Group                                       Not Applicable                         Not Applicable

Non-Executive Officer Employee Group                                      -                                   18,000

----------------------------------------------------

* Adjusted to reflect the two-for-one stock split completed on December 10, 1997.


OPTION TERMS

         Options granted under the Plan will be subject to the following terms and conditions:

         Exercise Price of Options. The exercise price under an Option, whether an incentive stock option or a nonqualified option, will be not less than the fair market value of the Common Shares, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market (or as determined by the Compensation and Organization Committee, if the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market), on the date of grant. The closing sales price of Metropolitan Common Shares as reported on the NASDAQ National Market on March 2, 1998, was $16.81 per share.

         The exercise price may be paid in such form as the Compensation and Organization Committee determines may be accepted, including, without limitation, cash, securities, other property, including surrender of a part of an Option in connection with the exercise of that Option, any combination thereof, or delivery of irrevocable instructions to a broker promptly to deliver to Metropolitan the amount of sale or loan proceeds from the Common Shares subject to the Option to pay the exercise price. The Compensation and Organization Committee, in its sole discretion, may grant the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the exercise price payable upon immediate exercise of a further part of the Option.

         Exercise and Term of Options. An Option may be exercised in one or more installments at the time or times provided in the option instrument. Generally, Options granted to employees will become exercisable with respect to one-half of the Common Shares covered by the Option on the third anniversary, and with respect to an additional one-fourth of the Common Shares covered by the Option on the fourth and fifth anniversaries, of the date on which the Option was granted. Options granted under the Plan will expire at the time set forth in the grant, which can be no later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified option. In general, an Option may be exercised only while the optionee is an employee of Metropolitan or a subsidiary of Metropolitan. An Option may be exercised during the three months following termination of an optionee's service for any reason other than disability, death, or termination for cause. If an optionee's service is terminated due to disability, an Option may be exercised during the one-year period following such termination of service. Upon the death of the holder of an Option during service or during the period following termination of service when such Option may be exercised, the optionee's executor or administrator or a permitted transferee of the Option may exercise the Option within a period of one year after the optionee's death.

         Transferability of Options. Unless otherwise determined by the Compensation and Organization Committee, no Option may be transferred other than by will or by the laws of descent and distribution or, solely in the case of a nonqualified option, pursuant to a qualified domestic relations order (a "QDRO") as defined in Section 414(p)(1)(B) of the Code. During an optionee's lifetime, only the optionee (or, in the case of incapacity of an optionee, the optionee's attorney in fact or legal guardian, or, in the case of a nonqualified option transferred pursuant to a QDRO, the optionee's assignee) may exercise any Option.

         Effect of Change of Control. Unless otherwise specified in the option instrument, Options outstanding on the date of a change of control will be accelerated so that all outstanding Options will become immediately exercisable in full.

AMENDMENT AND TERM OF THE OPTION PLAN

         The Board of Directors or a duly authorized committee thereof may amend the Plan, but no amendment may be made without shareholder approval if shareholder approval (a) is required by any applicable securities law or tax law, or (b) is required by the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted. Notwithstanding the foregoing, without shareholder approval, no amendment may increase the aggregate number of shares that may be issued under incentive stock options under the Plan.

         The Plan became effective on the date on which it was adopted by the Board of Directors and, subject to shareholder approval of the adoption of the Plan, will remain in effect thereafter through October 28, 2007, unless earlier terminated by action of the Board of Directors

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

         The following is a brief general discussion of the anticipated income tax treatment of the grant and exercise of Options to optionees and to Metropolitan under current provisions of the Code.

         Incentive Stock Options. The grant of an incentive stock option to an employee will have no immediate tax consequences to Metropolitan or the optionee. If the optionee has remained an employee of Metropolitan or a subsidiary from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the optionee will recognize no taxable income and Metropolitan will not be entitled to any tax deduction at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the exercise price will be an adjustment to an optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If an optionee exercises an incentive stock option more than three months after terminating employment (one year in the case of an employee who is disabled), the exercise of the Option will be treated in the same manner as the exercise of a nonqualified option.

         If an optionee holds the shares received upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on a subsequent sale of the shares will be a capital gain or loss, measured from the date of exercise. If an optionee disposes of shares acquired upon exercise of an incentive stock option before these holding periods are satisfied, the optionee generally will recognize compensation income equal to the lesser of (a) the excess of the fair market value of the stock on the exercise date over the exercise price, or (b) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date will be taxable as a capital gain, and any loss will be treated as a capital loss, measured from the date of exercise. Upon any such premature disposition by an employee, Metropolitan will be entitled to a deduction in the amount of compensation income realized by the employee. For purposes of calculating the alternative minimum tax for the year of the disposition of a share acquired upon exercise of an incentive stock option, any adjustment to alternative minimum taxable income reported upon exercise of the incentive stock option will be included in the basis of the share.

         Nonqualified Options. The grant of a nonqualified option will have no immediate tax consequences to Metropolitan or the optionee. An optionee will recognize compensation income at the time of exercise of a nonqualified option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. Metropolitan will be entitled to a deduction in the same taxable year and in the same amount as an optionee recognizes compensation income as a result of the exercise of a nonqualified option, and the compensation income will be subject to applicable withholding requirements.

         The favorable vote of the holders of a majority of the Metropolitan Common Shares present in person or by proxy at the meeting is required to adopt the Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE METROPOLITAN FINANCIAL CORP. 1997 STOCK OPTION PLAN.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has selected Crowe, Chizek and Company LLP as Metropolitan's independent auditors for the fiscal year ending December 31, 1998, and to audit the books and accounts of Metropolitan for that year, subject to ratification of the selection by the shareholders at the 1998 Annual Meeting. Crowe, Chizek and Company LLP has been the independent auditors of Metropolitan since 1991.

          Representatives of Crowe, Chizek and Company LLP are expected to be present at the 1998 Annual Meeting and to be available to respond to appropriate questions. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

          Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan's independent auditors, the Board will consider this vote in determining whether to continue the engagement of Crowe, Chizek and Company LLP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR METROPOLITAN FINANCIAL CORP. FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                       SECURITIES OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of March 2, 1998, information concerning Common Shares beneficially owned by current directors of and nominees for director of Metropolitan, executive officers included in the Summary Compensation Table, and all directors, nominees for director and executive officers of Metropolitan and the Bank as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Shares indicated.


                                                               AMOUNT AND NATURE OF
       NAME OF INDIVIDUAL OR PERSONS IN GROUP                 BENEFICIAL OWNERSHIP (1)                PERCENT OF CLASS
       --------------------------------------                 -----------------------                 ----------------

       Robert M. Kaye                                                     5,467,270(2)                     77.5%
       David G. Lodge                                                        22,700(3)                      *
       Malvin E. Bank                                                        15,000                         *
       David P. Miller                                                       30,000                         *
       Ralph D. Ketchum                                                      27,000(4)                      *
       James A. Karman                                                        5,000                         *
       Robert R. Broadbent                                                   30,000(5)                      *
       Marjorie M. Carlson                                                   15,000                         *
       Lois K. Goodman                                                       15,000(6)                      *
       Marguerite B. Humphrey                                                10,000                         *
       Alfonse M. Mattia                                                     60,000(7)                      *
       Patrick W. Bevack                                                      8,000                         *

       All directors and executive officers as a group
       (12 persons)                                                       5,704,970                        80.9%
       -----------------------------------------------------

    (1) The Common Shares indicated reflect the Corporation's completion, on December 10, 1997, of a two-for-one split in the form of a stock dividend to shareholders of record as of November 24, 1997.
    (2)   Total includes 6,000 Common Shares held by Mr. Kaye as trustee.
    (3) Total includes 2,100 Common Shares held by Mr. Lodge as custodian for his children and 1,600 Common Shares held by Mr. Lodge's spouse, as to which Mr. Lodge disclaims beneficial ownership.
    (4) Total includes 7,000 Common Shares held by Mr. Ketchum's spouse, as to which Mr. Ketchum disclaims beneficial ownership.
    (5) Total includes 5,500 Common Shares held by the Broadbent Family Foundation, of which Mr. Broadbent is Chair.
    (6) Total includes 8,000 Common Shares held by Ms. Goodman's spouse, as to which Ms. Goodman disclaims beneficial ownership.
    (7) Total includes 31,400 Common Shares held by Mr. Mattia as trustee, and 1,000 Common Shares held by Mr. Mattia's spouse, as to which Mr. Mattia disclaims beneficial ownership

    *     Represents less than 1% of Metropolitan's outstanding Common Shares.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          Except as set forth below, no person is known to Metropolitan at March 2, 1998 to own beneficially within the meaning of the regulations of the Securities and Exchange Commission, more than 5% of Metropolitan's outstanding Common Shares.


NAME AND ADDRESS                    AMOUNT AND NATURE
OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP (1)         PERCENT OF CLASS
-------------------              ---------------------------         ----------------

Robert M. Kaye                           5,467,270                          77.5%
6001 Landerhaven Drive
Mayfield Heights, Ohio  44124

---------------------------

 (1) The Common Shares indicated reflect the Corporation's completion, on December 10, 1997, of a two-for-one split in the form of a stock dividend to shareholders of record as of November 24, 1997.

CHANGE IN CONTROL

        Metropolitan has a revolving credit agreement with The Huntington National Bank (the "Huntington Loan Agreement"). The Huntington Loan Agreement is a revolving line of credit for the first 24-month period and then it converts to a 36-month term note. The maximum permitted borrowing amount is $4.0 million. As collateral for the Huntington Loan Agreement, Mr. Kaye pledged a portion of his Common Shares in an amount at least equal in value to 200% of any outstanding balance. At March 3, 1998, the outstanding balance under the Huntington Loan Agreement was $1.5 million.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION TABLE

        The following table sets forth certain information with respect to compensation provided by Metropolitan and its subsidiaries during the years ended December 31, 1997, 1996 and 1995, to its chief executive officer and Metropolitan's other executive officers whose annual salary and bonus exceed $100,000.

                                SUMMARY COMPENSATION TABLE


                                            ANNUAL COMPENSATION
                                            -------------------

   NAME AND              FISCAL YEAR ENDED                                    ALL OTHER
   PRINCIPAL POSITION       DECEMBER 31     SALARY           BONUS         COMPENSATION(1)
   ------------------       -----------     ------           -----         ---------------

Robert M. Kaye,                1997        $351,000         $75,000(2)          $4,750
Chairman of the                1996         295,000          65,000(2)           4,750
Board and Chief                1995         255,000            ---               4,620
Executive Officer

David G. Lodge,                1997         242,654          75,000(2)           4,750
President, Assistant           1996         205,000          65,000              4,750
Treasurer and Assistant        1995         175,000          50,000              4,571
Secretary

                               1997         142,942           ----               4,750
Patrick W. Bevack,             1996         135,000           7,500              4,750
Executive Vice                 1995         125,000           7,000              4,275
President of the Bank


----------
(1) Represents the Bank's contribution to the Metropolitan Savings Bank of Cleveland 401(k) Plan.
(2)  Paid January of the following year.

OPTION GRANTS

         The following table provides information regarding grants of Options made during the year ended December 31, 1997, to each of the executive officers named in the Summary Compensation Table. As described in this Proxy Statement under the caption "Approval of Metropolitan's 1997 Stock Option Plan," all of the grants were made subject to shareholder approval. All share and base price figures reflect the Corporation's completion, on December 10, 1997, of a two-for-one stock split.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                                        INDIVIDUAL GRANTS                  TEN YEAR OPTION TERM
                         ----------------------------------------------------------------- ------------------------------
                                           % OF TOTAL
                         NUMBER OF         OPTIONS
                         SECURITIES        GRANTED TO      EXERCISE OR
                         UNDERLYING        EMPLOYEES       BASE
                         OPTIONS           IN FISCAL       PRICE          EXPIRATION
NAME                     GRANTED(#)        YEAR            ($/SHARE)      DATE                     5%            10%
-----------------------  ----------------- --------------  -------------  ---------------- ---------------  -------------

Robert M. Kaye             300,000(1)      75.0%           $10.1250          11/28/2007       $4,947,765     $7,878,510
                            30,000(2)       7.5             11.1375          10/28/2007          544,254        866,634
David G. Lodge              20,000(1)       5.0             10.1250          11/28/2007          329,851        525,234
                            30,000(2)       7.5             10.1250          10/28/2007          494,777        787,851
Patrick W. Bevack            2,000(1)       0.5             10.1250          10/28/2007           32,985         52,523

------------------------
(1) These options vest 50% on the third anniversary, 25% on the fourth anniversary and 25% on the fifth anniversary from the date of grant.
(2) These options granted in three groups of 10,000, each vesting 50%, 25% and 25% beginning on October 28, 2000, October 2001 and October 2002, respectively.

              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Organization Committee (the "Committee") of the Board of Directors of the Bank reviews all issues pertaining to the compensation of Mr. Kaye and Mr. Lodge. The Committee submits its recommendations with regard to compensation to the full Board of Directors of the Bank for approval.

        As an overall evaluation tool used in setting the compensation for Mr. Kaye and Mr. Lodge, the Committee reviews a Bank Compensation Survey prepared annually by the accounting firm of Crowe, Chizek and Company LLP. By studying this report, the Committee is able to review compensation levels and structures for banks with characteristics similar to Metropolitan. The Committee gives particular weight to banks with similar geographic location and similar asset size. The companies listed in the selected peer group used in developing the Performance Graph set forth below are companies included in the Bank Compensation Survey prepared by Crowe, Chizek and Company LLP.

        Mr. Kaye's and Mr. Lodge's base salary and bonus are reviewed annually. In making its determinations with regard to salary and bonuses, the Committee evaluates the executive's level of responsibility and performance. In the past, the Committee has also taken the performance of the Bank into account by measuring the Bank's financial performance for the previous year in light of the internal projections and forecasts prepared by management for the period.

        Prior to 1996, Mr. Kaye received only base salary. His salary has traditionally been set by the Committee at a level competitive with salaries of chief executive officers of banks of similar geographic location and asset size. Mr. Kaye's base salary for 1997 was $351,000. In addition, in January of 1998, the Committee determined that Mr. Kaye should receive a $75,000 bonus as part of his compensation for fiscal 1997. This increase in salary and bonus was based on Mr. Kaye's business planning and entrepreneurial skills, his vision, judgment and leadership as well as his excellent attention to detail. The Committee also recognized the excellent performance of Mr. Kaye in continuing to attract and retain outstanding officers and his overall management of those officers. The Committee awarded the bonus to Mr. Kaye in part due to the success of Metropolitan and the Bank during 1997. The determination of the bonus amount is completely within the discretion of the Committee.

        Mr. Lodge has traditionally received both salary and bonus. In 1997, Mr. Lodge's base salary was $242,654. Mr. Lodge's salary is based in part on the recommendation of Mr. Kaye and has traditionally been set by the Committee at a level competitive with salaries of chief operating officers of banks of similar geographic location and asset size. In 1997, the Committee determined that Mr. Lodge was entitled to a bonus of $75,000. Although Mr. Lodge's bonus is also based in part on a recommendation by Mr. Kaye, the determination of the bonus amount is completely within the discretion of the Committee.

        In the past, including with respect to 1997 compensation, the compensation of the other Named Executive Officer, Mr. Bevack, has been determined by Mr. Lodge, after consultation with Mr. Kaye. Mr. Bevack's salary and bonus are set by Mr. Lodge at a level competitive with the salaries of officers fulfilling the same responsibilities for banks of similar geographic location and asset size. Metropolitan is considering expanding the scope of the duties of the Committee to include an annual review of the terms and amount of the compensation of Mr. Bevack and any other executive officers named in the future.

         The Committee believes that the Chief Executive Officer, the other executive officers and certain other officers and key employees of Metropolitan and the Bank will be motivated, and their financial interests will be more closely aligned with those of the Corporation's shareholders, if stock options are awarded.

        The Committee determines the Corporation's stock option policies and makes the actual grants of options. The actual grants, including specifically the grants made on October 28, 1997 subject to shareholder approval, are based on the grantee's historical and/or anticipated contributions to the long-term financial and operational results of Metropolitan. The aggregate number and vesting terms may vary based on the Committee's judgment as to the best form of long-term motivation under the particular circumstances.


                                                 Ralph D. Ketchum, Chair
                                                 Robert M. Kaye
                                                 Malvin E. Bank
                                                 James A. Karman









                                PERFORMANCE GRAPH

        The following chart compares the Corporation's Common Shares with (i) the Nasdaq Market Index and (ii) a selected peer group which includes all of the 384 publicly held savings and loan associations located in the United States. The chart assumes an investment of $100 on October 29, 1996, the day on which Metropolitan's Common Shares became publicly held, in each of the Common Shares, the Nasdaq Market Index and the stocks in the selected peer group. The overall performance assumes dividend reinvestment throughout the period.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG METROPOLITAN FINANCIAL CORP.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                                    [GRAPH]


                 METROPOLITAN              MG PEER            NASDAQ
                FINANCIAL CORP.             GROUP          MARKET INDEX

10/29/96          100                        100              100
12/31/96          103.19                     106.20           105.97
03/31/97          103.19                     115.76           100.59
6/30/97           145.40                     137.73           119.00
09/30/97          178.24                     162.54           138.74
12/31/97          290.81                     182.99           130.00

                     ASSUMES $100 INVESTED ON COT. 29, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


        Under the securities laws of the United States, Metropolitan's directors and certain officers are required to report their ownership and changes in ownership of Common Shares to the Securities and Exchange Commission (the "SEC") and NASDAQ. The SEC has established certain due dates for these reports. Based on a review of the copies of such forms furnished to the Corporation in accordance with SEC regulations, and certain representations received by the Corporation, the Corporation believes that there were no late filings during 1997.

                           1999 SHAREHOLDER PROPOSALS

        Any shareholder of Metropolitan wishing to have a proposal considered for inclusion in Metropolitan's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Metropolitan on or before November 16, 1998.


                                     GENERAL

        You are urged to complete, date, sign, and return your proxy card promptly in order to make certain your shares are voted at the 1998 Annual Meeting. Common Shares represented by properly executed proxy cards will be voted in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein, in favor of the proposal to approve the Metropolitan Financial Corp. 1997 Stock Option Plan, and in favor of ratifying the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1998. The Board of Directors knows of no other matters which will be presented at the 1998 Annual Meeting. However, if other matters properly come before the 1998 Annual Meeting or any adjournment, the person or persons voting the proxy cards will vote them in accordance with their best judgment on such matters. Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

        Any shareholder has the power to revoke his or her proxy at any time before it is voted at the 1998 Annual Meeting by giving written notice of such revocation to the Secretary of Metropolitan (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the 1998 Annual Meeting and by giving notice of revocation in open meeting.

        Shareholders may only nominate a person for election as a director of Metropolitan at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in the Regulations, including, without limitation, timely providing to the Secretary of Metropolitan the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. Metropolitan will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in the Regulations upon request made to the Secretary of Metropolitan.

        Metropolitan will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, personnel of Metropolitan and its subsidiaries may solicit the return of proxies in person, by telephone or through other forms of communication. Metropolitan personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Metropolitan will request brokers, banks and other custodians, nominees and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.


                                         By Order of the Board of Directors

                                         MALVIN E. BANK
                                         Secretary

March 16, 1998

                                                    EXHIBIT A


                          METROPOLITAN FINANCIAL CORP.
                             1997 STOCK OPTION PLAN
           (As approved by the Board of Directors on October 28, 1997)


         1. Purpose. The purpose of this Plan is to provide to key Employees a proprietary interest in the Company and to thereby stimulate their interest in the development and financial success of the Company. To achieve these purposes, the Company may grant Options to selected Employees, all in accordance with the terms and conditions hereinafter set forth. Capitalized terms used in this Plan have the meanings ascribed to them in Section 22, the last section hereof.

         2.  Administration.

         2.1 Administrator. The Plan shall be administered by the Committee, which shall consist of three or more Directors appointed from time to time by the Board of Directors. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of individuals who are "outside directors" within the meaning of Section 162(m) of the Code and are "non-employee" directors within the meaning of SEC Rule 16b-3. The Board of Directors may, in its discretion, delegate to a committee or subcommittee of the Board of Directors that does not meet the requirements set forth in the immediately preceding sentence any or all of the authority and responsibility of the Committee with respect to awards of Options to Participants who are not Section 16 Persons or "covered employees" for purposes of Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of three or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board of Directors has delegated to such other committee or subcommittee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to such other committee or subcommittee.

         2.2 Administrative Powers. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees who are eligible to receive Options under the Plan and the type, size, and terms of Options to be granted to any Participant, the time or times at which Options shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Options shall be evidenced, (b) to establish any other restrictions, conditions, and contingencies on Options in addition to those prescribed by the Plan, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Option delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Option Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

         3. Eligibility. Options may be granted to any Employee selected by the Committee in its sole discretion.

         4.  Common Shares Subject to the Plan.

         4.1 Maximum Number in the Aggregate. Subject to Section 4.3, the total number of Common Shares as to which Options may be granted under the Plan as of the date on which the Plan is approved by the Board of Directors shall be 325,000. Common Shares issued and distributed to Employees in connection with Options granted under the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. Notwithstanding any other provision of the Plan, but subject to adjustment under Section 10, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 325,000 Common Shares.

         4.2 Maximum Number -- Per Participant. Subject to adjustment under
Section 10, the maximum number of Options that may be granted to any particular Participant in any calendar year during any part of which the Plan is in effect shall be 325,000 Common Shares.

         4.3 Charging of Shares. Common Shares subject to Options that are forfeited, terminated, or canceled without having been exercised will again be available for grant under the Plan, without reducing the number of Common Shares available in any calendar year for grant of Options.

         5.  Options.

         5.1 Types of Options. Options granted may be Incentive Stock Options or Nonqualified Options, as the Committee may determine at the time of grant. The Option Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Option Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

         5.2 Date of Grant of Options. The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

         5.3 Exercise Price. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

         5.4 Option Expiration Date. The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

         6.  Exercise of Options.

         6.1 Service Requirement. Except as otherwise provided in Section 7, an Option may be exercised only while the Participant to whom the Option was granted is in the employ of the Company or of a Subsidiary.

         6.2 Vesting Schedule. Subject to the service requirement set forth in
Section 6.1, and unless otherwise specified by the Committee in the relevant Option Instrument, each Option shall first become exercisable to the extent of:

                  (a) from and after the third anniversary date of the Option Instrument, 50% of the Common Shares subject to the Option;

                  (b) from and after the fourth anniversary date of the Option Instrument, an additional 25% of the Common Shares subject to the Option; and

                  (c) from and after the fifth anniversary date of the Option Instrument, the remaining 25% of the Common Shares subject to the Option.

         If, by reason of the application of Section 7, an Option may be exercised at a time when a Participant is no longer in the service of the Company, and, on the Service Termination Date, the Participant held any Options that were not then otherwise fully exercisable, each such Option shall be exercisable as of the Service Termination Date (i) to the extent that it was exercisable pursuant to the foregoing schedule plus (ii) to the extent of an additional percentage determined by multiplying 25% by a fraction the numerator of which is the number of days between the Service Termination Date and the immediately preceding anniversary date of the Participant's Option Instrument (or, if no anniversary date has occurred, the numerator will be the number of days between the Service Termination Date and the date of the grant of the Option) and the denominator of which is 365. Once any portion of an Option becomes exercisable, that portion shall remain exercisable until expiration or termination of the Option. A Participant to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

         6.3 Procedure for Exercise. A Participant electing to exercise an Option shall deliver to the Company (a) the Exercise Price payable in accordance with Section 6.4 and (b) written notice of the election that states the number of whole Common Shares with respect to which the Participant is exercising the Option.

         6.4 Payment For Common Shares. Upon exercise of an Option by a Participant, the Exercise Price shall be payable by the Participant in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, (a) by delivery by the Participant (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price, (b) in Common Shares (including through an attestation procedure) or other property surrendered to the Company,
(c) by the surrender of all or part of the Option being exercised, or (d) by a combination of the foregoing methods, as and to the extent permitted by the Committee. Property for purposes of this section shall include an obligation of the Company unless prohibited by applicable law. Common Shares surrendered in connection with the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. Any other property so surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Any Common Shares surrendered to the Company in connection with the exercise of an Option (including by attestation) will again be available for grant under the Plan, without reducing the number of Common Shares otherwise available in any calendar year for grant of Options.

         7. Termination of Service. After a Participant's Service Termination Date, the rules set forth in this Section 7 shall apply. All factual determinations with respect to the termination of a Participant's employment that may be relevant under this Section 7 shall be made by the Committee in its sole discretion.

         7.1 Termination Other Than Upon Death or Disability or for Cause. Upon any termination of a Participant's service for any reason other than the Participant's disability or death or the Participant's termination for Cause, unless otherwise provided in the relevant Option Instrument, the Participant shall have the right, during the period ending three months after the Service Termination Date, but not later than the Option Expiration Date, to exercise any Options that were outstanding on the Service Termination Date, if and to the same extent as those Options were exercisable by the Participant on the Service Termination Date.

         7.2 Termination Due to Disability. Upon any termination of a Participant's service due to disability, unless otherwise provided in the relevant Option Instrument, the Participant, or the Participant's Representative, shall have the right to exercise, from time to time during the period ending one year after the Service Termination Date, but not later than the Option Expiration Date, any Options that were outstanding on the Service Termination Date, if and to the same extent those Options were exercisable by the Participant on the Service Termination Date.

         7.3 Death of a Participant. Upon the death of a Participant while in the service of the Company or any Subsidiary as an Employee or within any of the periods referred to in either of Sections 7.1 or 7.2 during which any particular Option remains potentially exercisable, unless otherwise provided in the relevant Option Instrument (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Participant), (a) if the Option Expiration Date of any Nonqualified Option that had not expired before the Participant's death would otherwise expire before the first anniversary of the Participant's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Participant's death and (b) unless otherwise provided in the relevant Option Instrument, all Options held by the Participant at the date of the Participant's death shall become immediately exercisable in full and the Participant's Representative shall have the right to exercise any such Options form time to time during the period ending one year after the date of the Participant's death, but not later than the Option Expiration Date.

         7.4 Termination for Cause. Upon any termination of a Participant's service with the Company or a Subsidiary for Cause, all of the Participant's rights with respect to unexercised Options shall expire immediately before the Service Termination Date.

         8. Acceleration Upon Change of Control. Unless otherwise specified in the relevant Option Instrument, upon the occurrence of a Change of Control of the Company, each Option theretofore granted to any Participant that then remains outstanding shall become immediately exercisable in full.

         9. Transferability. Unless otherwise determined by the Committee, no Option may be transferred other than by will or by the laws of descent and distribution or, in the case of a Nonqualified Option only, pursuant to a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code) that satisfies the requirements of Section 414(p)(1)(A) of the Code. During a Participant's lifetime, only the Participant (or in the case of incapacity of a Participant, the Participant's attorney in fact or legal guardian) may exercise any Option.

         10. Adjustments Upon Changes in Common Shares. In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the maximum number of Common Shares that may be issued under the Plan pursuant to Section 4.1 and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Option to the extent necessary and in such manner that the benefits of Participants under all then outstanding Options shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

         11. Purchase For Investment. Each person acquiring Common Shares pursuant to an Option may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

         12. Withholding of Taxes. The Company will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require a Participant to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Option, the lapse of any restrictions with respect to an Option, the acquisition of Common Shares pursuant to any Option, or the disposition of any Common Shares received pursuant to any Option by such means as the Committee may determine including, without limitation, by having the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Option or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Participant shall be determined as of the date on which the obligation to withhold first arose. The Company may apply the provisions of this Section 12 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments.

         13. Options in Substitution for Options Granted by Other Companies. Options, whether Incentive Stock Options or Nonqualified Options, may be granted under the Plan in substitution for options held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Options so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the options in substitution for which they are granted.

         14. Legal Requirements. No Options shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

         15. Effective Date and Termination of the Plan. The Plan shall become effective when approved by the Board of Directors. The Plan shall thereafter be submitted to the Company's shareholders for approval by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board of Directors. In aid of this provision, any Option Insturment entered into prior to the approval of the Plan by the Company's shareholders shall be conditioned upon receipt of such approval. The Plan shall terminate on October 28, 2007, unless earlier terminated by the Board of Directors of the Company. In no event shall an Incentive Stock Option be granted under the Plan more than ten years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the shareholders of the Company, whichever is earlier. No termination of the Plan shall adversely affect the rights of any Participant with respect to any Option granted before the effective date of the termination.

         16. Amendments. Subject to any applicable shareholder approval requirements of applicable law or the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted, the Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that, without shareholder approval, no amendment shall increase the aggregate number of shares that may be issued under Incentive Stock Options under the Plan. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Options (a) in any case where expressly permitted by the terms of the Plan or of the relevant Option Instrument or (b) in any other case with the consent of the Participant to whom the Option was granted. Except as expressly provided in the Plan or in the Option Instrument evidencing the Option, the Committee may not, without the consent of the holder of an Option granted under the Plan, amend the terms and conditions applicable to that Option in a manner adverse to the interests of the Participant.

         17. Plan Noncontractual. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary to continue such person's employment with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         18. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         19. Absence of Liability. No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his or her bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

         20. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted here from.

         21. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         22.  Definitions.

         22.1 1934 Act. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         22.2 Board of Directors. The term "Board of Directors" means the Board of Directors of the Company.

         22.3 Cause. The Company shall be deemed to have "Cause" for the termination of an Employee's employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Service Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee's employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

         22.4 Change of Control. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of adoption of the
Plan:

                  (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 20% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act),

                  (b) during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new Director of the Company was approved or recommended by the vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period,

                  (c) the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than 50% of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

                  (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

                  (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

         22.5 Code. The term "Code" means the Internal Revenue Code of 1986, as amended.

         22.6 Committee. The term "Committee" means the Compensation Committee of the Board of Directors or such other committee or subcommittee designated by the Board of Directors to administer the Plan.

         22.7 Common Shares. The term "Common Shares" means common shares of the Company without par value.

         22.8 Company. The term "Company" means Metropolitan Financial Corp. and its successors, including the surviving or resulting corporation of any merger of Metropolitan Financial Corp. with or into, or any consolidation of Metropolitan Financial Corp. with, any other corporation or corporations.

         22.9 Director. The term "Director" means any member of the Board of Directors.

         22.10 Disability. A Participant shall be deemed to have suffered a "Disability" if and only if (a) the Participant has established to the satisfaction of the Committee that the Participant is unable to perform the Participant's normal duties and responsibilities with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code and (b) the Participant has satisfied any other requirement that may be imposed by the Committee.

         22.11 Employee. The term "Employee" means any individual employed by the Company or by any Subsidiary.

         22.12 Exercise Price. The term "Exercise Price" with respect to an Option means the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

         22.13 Fair Market Value. Except as otherwise determined by the Committee, the term "Fair Market Value" with respect to Common Shares means the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market, the "Fair Market Value" of Common Shares shall be determined in the manner prescribed by the Committee.

         22.14 Incentive Stock Option. The term "Incentive Stock Option" means an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         22.15 Nonqualified Option. The term "Nonqualified Option" means an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Code.

         22.16 Option. The term "Option" means an award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

         22.17 Option Expiration Date. The term "Option Expiration Date" with respect to any Option means the date selected by the Committee after which the Option may not be exercised, except as provided in Section 7.3 in the case of the death of the Participant to whom the option was granted.

         22.18 Option Instrument. The term "Option Instrument" means a written instrument evidencing an Option in such form and with such provisions as the Committee may prescribe. Each Option Instrument shall provide that acceptance of the Option Instrument by an Employee constitutes agreement to the terms of the Option evidenced thereby.

         22.19 Participant. The term "Participant" means any Employee selected by the Committee to receive one or more Options under the Plan.

         22.20 Participant's Representative. The term "Participant's Representative" means, (a) in the case of a deceased Participant, the Participant's executor or administrator or the person or persons to whom the Participant's rights under any award are transferred by will or the laws of descent and distribution and (b) in the case of a disabled or incapacitated Participant, the Participant's attorney in fact or legal guardian.

         22.21 Plan. The term "Plan" means this Metropolitan Financial Corp. 1997 Stock Option Plan as from time to time hereafter amended in accordance with
Section 16 hereof.

         22.22 SEC Rule 16b-3. The term "SEC Rule 16b-3" means Rule 16b-3 or any successor provision under the 1934 Act.

         22.23 Section 16 Person. The term "Section 16 Person" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

         22.24 Service Termination Date. The term "Service Termination Date" means the first date on which an Employee is no longer employed by the Company or any Subsidiary.

         22.25 Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50 percent (50%) or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).

                          METROPOLITAN FINANCIAL CORP.
                             6001 LANDERHAVEN DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Robert M. Kaye, David G. Lodge and Malvin E. Bank and each of them, with FULL power of substitution, as proxies to vote as designated below, FOR and in the name of the undersigned all shares of common stock of Metropolitan Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said CORPORATION scheduled to be held Tuesday, April 28, 1998 at 9:00 a.m. at the offices of said CORPORATION, 6001 Landerhaven Drive, Mayfield Heights, Ohio, or at any adjournment thereof.

         The Board of Directors recommends a FOR vote on the election of Directors, proposal to approve Metropolitan Financial Corp.'s 1997 Stock Option Plan and the proposal to appoint Crowe, Chizek and Company LLP. Please mark an X in one box under each item.

1. ELECTION of four Class II directors:      / / FOR ALL NOMINEES      / / WITHHOLD AUTHORITY TO VOTE FOR
                                                 LISTED BELOW.             ALL NOMINEES LISTED BELOW.

     CLASS II -- RALPH D. KETCHUM, JAMES A. KARMAN, ROBERT R. BROADBENT AND MARJORIE M. CARLSON

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE BELOW:

-------------------------------------------------------------------------------------------------------------------

2. Proposal to approve Metropolitan Financial Corp.'s 1997 Stock Option Plan.
                  / / FOR           / / AGAINST                / / ABSTAIN

3. Proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1998.
                  / / FOR           / / AGAINST                / / ABSTAIN

[METROPOLITAN FINANCIAL CORP. LOGO]
C/O CORPORATE TRUST SERVICES
MAIL DROP 1090F5-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263




         NAME APPEARS




                              FOLD AND DETACH HERE
 ................................................................................
    In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

  This PROXY when executed will be voted in the manner directed hereon by the undersigned SHAREHOLDER(S).
  If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.
                     ALL FORMER PROXIES ARE HEREBY REVOKED.

                                             Dated: ___________________, 1998



                                             ________________________________
           NAME APPEARS                         (Signature of Shareholder)

                                             ________________________________
                                                (Signature of Shareholder)

                                             (Please sign exactly as your name
                                             or names appear opposite. All joint
                                             owners should sign. When signing in
                                             a fiduciary capacity or as a
                                             corporate officer, please give your
                                             full title as such.)